Exhibit 10.7

LOUISIANA-PACIFIC CORPORATION

1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

(As Amended Through May 7, 2010)

1. Establishment And Purpose

1.1 Establishment; Amendment and Restatement. Louisiana-Pacific Corporation, a Delaware corporation (“Corporation”), established the Louisiana-Pacific Corporation 1992 Non-Employee Director Stock Option Plan (the “Plan”) effective as of June 15, 1992. The Plan as amended through May 3, 2004, was approved at Corporation’s 2004 annual meeting of stockholders and was further amended effective November 3, 2006, August 4, 2007, and May 8, 2009. Corporation further amended the Plan in its current form effective May 7, 2010.

1.2 Purpose. The continued growth and success of Corporation are dependent upon the efforts of members of Corporation’s board of directors (the “Board of Directors”). Those members of the Board of Directors who are not employees of Corporation or any of its subsidiaries (“Non-Employee Directors”) are not eligible to participate in the stock option and other stock incentive plans maintained for employees of Corporation. The purpose of this Plan is to provide an incentive to Non-Employee Directors to remain as members of the Board of Directors and also to afford them the opportunity to acquire, or increase, stock ownership in Corporation in order that they may have a direct proprietary interest in its success. Options granted under the Plan shall be nonqualified options which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code.

2. Stock. The stock subject to options granted under the Plan shall be shares of Corporation’s authorized but unissued, or reacquired, $1 par value common stock (“Common Stock”). The total number of shares of Common Stock with respect to which options may be granted shall not exceed in the aggregate 1,200,000, provided that such aggregate number of shares shall be subject to adjustment in accordance with the provisions of paragraph 6.7. In the event that any outstanding option under the Plan is canceled or terminates or expires prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may be made the subject of additional options granted under the Plan.

3. Administration. The Plan shall be administered by the Nominating and Corporate Governance Committee of the Board of Directors (the “Committee”), except for actions to be taken under the Plan which, under the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) or any successor rule exempting certain transactions from Section 16(b) of the Exchange Act, cannot be taken by the Committee, which actions shall be taken by the full Board of Directors. The Committee shall have full power and authority, subject to the provisions of the Plan, to adopt, amend, and rescind rules and regulations for carrying out the Plan. The interpretation and decision of the Committee with regard to any question arising under the Plan shall be final and conclusive. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or to any options granted pursuant to the Plan.

4. Eligibility. The persons eligible to receive options under the Plan are the Non-Employee Directors of Corporation.

5. Grants of Options.

5.1 Option Value. For purposes of this Plan, the value of an option granted under the Plan (the “Option Value”) shall be the fair value of an option for the number of shares of Common Stock subject to the option determined by applying the option-pricing model used by Corporation for purposes of preparing Corporation’s audited annual financial statements for the year in which the option is granted. For purposes of determining the number of shares to be subject to an option such that the Option Value of the option is a specified dollar amount, the number of shares will be rounded down to the highest number of whole shares such that the Option Value does not exceed the targeted dollar amount.

5.2 Intentionally Omitted.

5.3 Option Grants to New Non-Employee Directors. Each person who becomes a Non-Employee Director shall automatically be granted, as of the date such person becomes a Non-Employee Director, an option under the Plan to purchase a number of shares of Common Stock with an Option Value on the date of grant equal to $40,000 multiplied by a fraction with a numerator equal to the number of days between the date on which such person became a Non-Employee Director (the “Commencement Date”) and the June 1 next following the Commencement Date, and a denominator equal to 365. All such options are subject to the terms and conditions described in paragraph 6. All subsequent options granted to such Non-Employee Directors will be granted under paragraph 5.4.

5.4 Option Grants to Continuing Non-Employee Directors.

As of June 1 of each calendar year (an “Annual Grant Date”), each Non-Employee Director who remains as a Non-Employee Director through such Annual Grant Date automatically shall be granted an option to purchase a number of shares of Common Stock with an Option Value on the Annual Grant Date equal to $40,000. All such options are subject to the terms and conditions described in paragraph 6.

5.5 Reduction in Number of Shares Granted. The Committee may, in its discretion, reduce (below the formula amounts set forth above) the number of shares of Common Stock covered by any option to be granted under this paragraph 5 after May 8, 2009.

6. Terms and Conditions of Options. Each option granted pursuant to the Plan shall be subject to the following terms and conditions:

6.1 Payment. Upon exercise of an option, in whole or in part, the option price for shares to which the exercise relates may be made, at the election of the optionee, either in cash or by delivering to Corporation shares of Common Stock having a Fair Market Value (as defined below) equal to the option price, or any combination of cash and Common Stock having a combined value equal to the option price. Shares of Common Stock may not be used in payment or partial payment unless an option is being exercised for at least 2,000 shares. Payment in shares of Common Stock shall be made by delivering to Corporation certificates, duly endorsed for transfer, representing shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to that portion of the option price which is to be paid in Common Stock. The Fair Market Value of a share of Common Stock on any given date means the closing price per share of Common Stock as reported for such day by the principal exchange or trading market on which Common Stock is traded (as determined by the Committee) or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded. If Common Stock is not listed on a stock exchange or if trading activities for Common Stock are not reported, the Fair Market Value will be determined by the Committee. Whenever payment of the option price would require delivery of a fractional share, the optionee shall deliver the next lower whole number of shares of Common Stock and a cash payment shall be made by the optionee for the balance of the option price.

6.2 Option Price. The option price per share for each option granted under the Plan shall be 100 percent of the Fair Market Value per share on the date the option was granted.

6.3 Term of Option. Each option shall expire ten years from the date the option is granted, unless the option is terminated earlier in accordance with the Plan.

6.4 Date of Exercise. Unless an option is terminated or the time of its exercisability is accelerated in accordance with the Plan, each option may be exercised in whole or in part from time to time to purchase shares as follows:

(a) Each option shall not be exercisable until the date which is three months after the option was granted. On that date, the option shall become exercisable as to 10 percent of the shares subject to the option (rounded down to the nearest whole number of shares). The option shall become exercisable as to an additional 10 percent of the shares every three months thereafter until the option is exercisable in full (which shall occur on the date which is 2.5 years after the date of grant).

(b) No option shall be exercisable in part with respect to a number of shares fewer than 100 unless fewer than 100 shares remain subject to the option.

6.5 Acceleration of Exercisability. Notwithstanding the limitations on exercisability pursuant to paragraph 6.4, an option shall become immediately and fully exercisable:

(a) In the event of the death of the optionee Non-Employee Director; or

(b) Upon the later of (i) the occurrence of a “Change in Control” (as defined below) of Corporation and (ii) six months after the date of grant; or

(c) On the date an optionee Non-Employee Director retires pursuant to Section 15 of Article II of the bylaws of Corporation; provided, however, that for options granted prior to November 3, 2006, this paragraph 6.5(c) shall only apply to an additional 20 percent of the shares covered by such Non-Employee Director’s option.

For purposes of the Plan, a Change of Control shall be deemed to occur if (x) any person or group, together with its affiliates and associates (other than Corporation or any of its subsidiaries or employee benefit plans), acquires direct or indirect beneficial ownership of 20 percent or more of the then outstanding shares of Common Stock or commences a tender or exchange offer for 30 percent or more of the then outstanding shares of Common Stock, or (y) Corporation is to be liquidated or dissolved. The terms “group,” “affiliates,” “associates” and “beneficial ownership” shall have the meanings ascribed to them in the rules and regulations promulgated under the Exchange Act.

6.6 Continuation as a Director. Notwithstanding the option term provided in paragraph 6.3, in the event that an optionee Non-Employee Director ceases to be a member of the Board of Directors:

(a) By reason of death, the estate, personal representative, or beneficiary of the Non-Employee Director shall have the right to exercise the option at any time within 12 months from the date of death and the option shall terminate as of the last day of such 12-month period; or

(b) By reason of the retirement of an optionee Non-Employee Director pursuant to Section 15 of Article II of the bylaws of Corporation, the Non-Employee Director’s option shall remain exercisable, to the extent it had become exercisable on the date of said retirement, for a period of 24 months following the date of said retirement and the option shall terminate as of the last day of such 24-month period; or

(c) For any other reason, the Non-Employee Director’s option shall remain exercisable, to the extent it had become exercisable on the date the optionee ceased to be a member of the Board of Directors (the “Termination Date”), for a period of three months following the Termination Date and the option shall terminate as of the last day of such three-month period.

6.7 Recapitalization. In the event of any change in capitalization affecting the Common Stock of Corporation, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any Extraordinary Distribution or other change affecting the Common Stock, the Committee will make proportionate adjustments in the total number of shares of Common Stock in respect of which options may be granted under the Plan, the number of shares covered by each outstanding option, and the exercise price per share under each such option; however, any fractional shares resulting from any such adjustment shall be eliminated. For this purpose, an “Extraordinary Distribution” means a dividend or other distribution payable in cash or other property with respect to Corporation’s Common Stock where the aggregate amount or value of the dividend or distribution exceeds 5% of the aggregate Fair Market Value of all outstanding Common Stock as of the business day immediately preceding the date the dividend or distribution is declared by the Board. The Committee may also make similar adjustments in the number of shares and exercise prices in the event of a spin-off or other distribution (other than normal cash dividends) of Corporation assets to stockholders that is not specifically addressed above in this Section 6.7.

A dissolution of Corporation, or a merger or consolidation in which Corporation is not the resulting or surviving corporation (or in which Corporation is the resulting or surviving corporation but becomes a subsidiary of another corporation), shall cause every option outstanding hereunder to terminate concurrently with consummation of any such dissolution, merger or consolidation, except that the resulting or surviving corporation (or, in the event Corporation is the resulting or surviving corporation but has become a subsidiary of another corporation, such other corporation) may, in its absolute and uncontrolled discretion, tender an option or options to purchase its shares on terms and conditions, both as to number of shares and otherwise, which will substantially preserve the rights and benefits of any option then outstanding hereunder.

In the event of a change in Corporation’s presently authorized Common Stock which is limited to a change of all its presently authorized shares with par value into the same number of shares with a different par value or into the same number of shares without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.

6.8 Transferability. No option shall be assignable or transferable other than by will or the laws of descent and distribution. During an optionee’s lifetime, only he or his guardian or legal representative may exercise any such option or right.

6.9 Rights as a Stockholder. An optionee Non-Employee Director shall have no rights as a stockholder with respect to shares covered by the option until the date of the issuance or transfer of the shares to him and only after such shares are fully paid. Except as provided in paragraph 6.7, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance or transfer.

6.10 Provision for Taxes. It shall be a condition to Corporation’s obligation to issue or reissue shares of Common Stock upon exercise of any option that the optionee pay, or make provision satisfactory to Corporation for payment of, any federal and state income and other taxes which Corporation is obligated to withhold or collect with respect to the issue or reissue of such shares.

6.11 Option Agreement. Each option granted under the Plan shall be evidenced by an option agreement substantially in the form attached to the Plan as Appendix A.

7. Effective Date and Term of Plan. The Plan was adopted and became effective June 15, 1992, and shall continue in effect until options have been granted covering all available shares of Common Stock as specified in paragraph 2 or until the Plan is terminated by the Board of Directors, whichever is earlier, except as provided below.

The May 3, 2004, amendment of the Plan was approved by the Corporation’s stockholders at the 2004 annual meeting of Corporation’s stockholders.

8. Amendment or Termination. The Board of Directors may alter, amend, suspend or terminate the Plan at any time. Amendments to the Plan shall be subject to stockholder approval to the extent required to comply with any exemption to the short swing profit provisions of Section 16(b) of the Exchange Act pursuant to rules and regulations promulgated thereunder or with the rules and regulations of any securities exchange or trading system on which the Common Stock is listed or traded. Expiration or termination of the Plan shall not affect outstanding options except as provided in paragraph 7. The Board of Directors may also modify the terms and conditions of any outstanding option, subject to the consent of the optionee and consistent with the provisions of the Plan.

9. Application of Proceeds. The proceeds received by Corporation from the sale of Common Stock pursuant to options shall be available for general corporate purposes.

10. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the optionee to exercise the same, in whole or in part.

11. Restrictions on Exercise. Any provision of the Plan to the contrary notwithstanding, no option granted pursuant to the Plan shall be exercisable at any time, in whole or in part, (i) prior to the shares of Common Stock subject to the option being authorized for listing on the New York Stock Exchange, if applicable, or (ii) if issuance and delivery of the shares of Common Stock subject to the option would violate any applicable laws or regulations.

APPENDIX A

LOUISIANA-PACIFIC CORPORATION

1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

OPTION AGREEMENT

Date of Option Grant:                         , 200_

Louisiana-Pacific Corporation

a Delaware corporation

414 Union Street

Suite 2000

Nashville, Tennessee 37219                            (“Corporation”)

______________________

______________________

______________________                             (“Optionee”)

Corporation maintains the Louisiana-Pacific Corporation 1992 Non-Employee Director Stock Option Plan (the “Plan”). A copy of the Plan is attached hereto as Exhibit A and is incorporated by reference in this Agreement. Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

The Plan is administered by the Nominating and Corporate Governance Committee of the Board of Directors for the benefit of Non-Employee Directors of Corporation.

The parties agree as follows:

1.	Grant of Option.

Subject to the terms and conditions of this Agreement and the Plan, Corporation grants, as of the date of grant set forth above, to the Optionee a stock option (the “Option”) to purchase              shares of Corporation’s Common Stock at $             per share.

2.	Terms of Option.

The option shall be subject to all the terms and conditions set forth in the Plan.

3.	Conditions Precedent.

Corporation will use its best efforts to obtain approval of the Plan and the Option by any state or federal agency or authority that Corporation determines has jurisdiction. If Corporation determines that any required approval cannot be obtained, the Option shall terminate on notice to the Optionee to that effect.

4.	Successorship.

Subject to restrictions on transferability set forth in the Plan, this Agreement shall be binding upon and benefit the parties, their successors and assigns.

5.	Notices.

Any notices under the Option shall be in writing and shall be effective when actually delivered personally or by facsimile or through Corporation interoffice mail service, or, if mailed, when deposited as registered or certified mail directed to the address of Corporation’s Principal executive offices or to such other address as a party may certify by notice to the other party. Notices to Corporation shall be sent to the Secretary of Corporation at Corporation’s address set forth above, or at such other address as Corporation, by written notice to Optionee, may designate from time to time.

CORPORATION:	LOUISIANA-PACIFIC CORPORATION

Secretary

OPTIONEE: